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                                                         EXHIBIT 23



                        CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of DeVlieg-Bullard, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-54608 and 33-40874) of DeVlieg-Bullard, Inc. of our report dated September 8, 1995 appearing on page 21 of this Form 10-K.




/s/ PRICE WATERHOUSE LLP
------------------------
PRICE WATERHOUSE LLP

Stamford, Connecticut
October 9, 1995